UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 13, 2009

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement

On July 13, 2009, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”), entered into the fourteenth amendment (the “Fourteenth Amendment) to the Loan and Security Agreement dated as of September 15, 2005, as amended (the “Loan and Security Agreement”), by and between Xplore Technologies Corporation of America (the “Borrower”) and Silicon Valley Bank (“SVB”).

Pursuant to the Fourteenth Amendment, SVB (i) extended the maturity date of the borrowings under the Loan and Security Agreement until August 15, 2009 and (ii) reduced the credit limit under the Loan and Security Agreement to an amount not to exceed (a) the lesser of  (1) $4,000,000 or  (2) the amount available under the Borrowing Base plus the Non-Formula Amount, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) any amounts used under the Cash Management Services Sublimit, and minus (d) the outstanding principal balance of any Loans.

The above description of the Fourteenth Amendment is qualified in its entirety by reference to the terms of the Fourteenth Amendment, attached hereto as Exhibit 10.1.

ITEM 9.01                                       Financial Statements and Exhibits

(d)                                 Exhibit

Exhibit 10.1                                    Fourteenth Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2009	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand

Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    Fourteenth Amendment